Exhibit 99.1

POZEN INC. ANNOUNCES STOCKHOLDER APPROVAL OF ITS TRANSACTION

WITH TRIBUTE PHARMACEUTICALS CANADA INC.

-Transaction Expected to Close on or About February 5, 2016-

CHAPEL HILL, NC — February 2, 2016, POZEN Inc. (“POZEN”) (NASDAQ: POZN), a specialty pharmaceutical company, today announced that its stockholders approved the Agreement and Plan of Merger and Arrangement (the “Merger Agreement”) with Tribute Pharmaceuticals Canada Inc. (“Tribute”) and the carrying out of the transactions contained therein. Upon closing of the transaction, the POZEN and Tribute businesses will operate as subsidiaries of Aralez Pharmaceuticals Inc. (“Aralez”), a company domiciled in Canada.

The Merger Agreement was also adopted by the Tribute shareholders on February 1, 2016. The proposed transaction remains subject to certain conditions and approvals, including approval of the Ontario Superior Court of Justice, listing of Aralez shares and customary closing conditions, and is expected to occur promptly following satisfaction of all conditions. Aralez will be listed on the NASDAQ stock exchange under the ticker symbol “ARLZ” and is expected to begin trading on or about February 8, 2016, and will be listed on the Toronto Stock Exchange (“TSX”) under the ticker symbol “ARZ” and is expected to begin trading on on or about February 10, 2016, assuming closing on February 5, 2016.

About POZEN

POZEN is a specialty pharmaceutical company that has historically focused on developing novel therapeutics for unmet medical needs and licensing those products to other pharmaceutical companies for commercialization. By utilizing this business model, POZEN has successfully developed and obtained FDA approval of two self-invented products. Funded by these milestones/royalty streams, POZEN has created a portfolio of cost-effective, evidence-based integrated aspirin therapies designed to enable the full power of aspirin to be realized by reducing its GI damage.

On June 2, 2015, POZEN announced the formation of Aralez Pharmaceuticals Trading DAC (formerly Pozen Limited), a wholly-owned Irish subsidiary, to expand its geographic footprint and increase its global presence, including potential international sales, manufacturing and product development.

POZEN’s common stock is traded under the symbol “POZN” on The NASDAQ Global Market. For more detailed company information, including copies of this and other press releases, please visit www.pozen.com.

About Tribute

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide®, Collatamp® G, Durela®, Proferrin®, Iberogast®, MoviPrep®, Normacol®, Resultz®, Pegalax®, Balanse®, Balanse® Kids, Diaflor™, Mutaflor®, and Purfem® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the U.S. rights to Fibricor® and its related authorized generic. In addition, it has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Tribute’s common shares are traded on the TSX Venture Exchange under the symbol “TRX” and on the OTCQX International under the symbol “TBUFF”. For more detailed company information, including copies of this and other press releases, please visit www.tributepharma.com.

Cautionary Language Concerning Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements under applicable securities laws, including, but not limited to, statements related to the anticipated consummation of the business combination transaction among Aralez, POZEN and Tribute and the timing thereof, the proposed listing of Aralez on NASDAQ and TSX and other statements that are not historical facts.  These forward-looking statements are based on POZEN’s current assumptions and expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the parties’ ability to complete the business combination and anticipated equity and debt financings on the proposed terms and schedule; the combined company meeting the listing requirements on NASDAQ and TSX and those risks relating to the transaction and the combined  business of POZEN, Tribute and Aralez detailed from time-to-time under the caption “Risk Factors” and elsewhere in each company’s respective filings and reports with the SEC. The parties undertake no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in their expectations.

Contact Information:

POZEN Inc.

Nichol Ochsner

Executive Director, Investor Relations

& Corporate Communications

732-754-2545